UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2005

FTS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24829	84-1416864
(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer of Identification No.)

7610 West Hillsborough Ave., Tampa, Florida   33615
(Address of principal executive offices)           (Zip Code)

(215) 688-2355
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On October 13, 2005, our Board of Directors dismissed Withum, Smith and Brown as our principal accountant. The Board had appointed Withum, Smith and Brown in October 2004. Withum, Smith and Brown audited our financial statements for the fiscal year ending December 31, 2004.

On October 14, 2005, the Board of Directors appointed the firm R.E. Bassie & Co. to serve as our independent public accountants for the fiscal year ending December 31, 2005. The decision to change accountants was recommended and approved by the Board of Directors.

From October 2004 through the date hereof, there were no disagreements with Withum, Smith and Brown on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Withum, Smith and Brown's satisfaction, would have caused them to make reference to the subject matter of such disagreements in connection with their report on our consolidated financial statements for such year.

Withum, Smith and Brown's report on our consolidated financial statements for the fiscal year ended December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles however, it did include an explanatory paragraph wherein they expressed substantial doubt about our ability to continue as a going concern.

We provided Withum, Smith and Brown with a copy of the foregoing disclosures. On October 25, 2005, we received the letter filed as Exhibit 16.1.

From October 2004 and through the date hereof, we did not consult with R.E. Bassie with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits Furnished.

Exhibit Number     Description

16.1     Letter from WithumSmith+Brown, P.C. , dated October 25, 2005.

        SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTS GROUP, INC.
Registrant

Date:  October 25, 2005  By: /s/ Scott Gallagher

                                                Scott Gallagher
             Chief Executive Officer